                                                                EXHIBIT 10.20

                                        September 17, 1997


CONFIDENTIAL
------------

Maxim Pharmaceuticals, Inc.
3099 Science Park Road
Suite 150
San Diego, CA  92121

Attention: Mr. Larry G. Stambaugh
           Chief Executive Officer

Dear Larry:

     Rodman & Renshaw, Inc. ("Rodman") is pleased to act as exclusive financial advisor to Maxim Pharmaceuticals, Inc. ("Maxim" or the "Company") in connection with providing general corporate finance advisory services with respect to financial matters to the Company. This letter (the "Agreement") confirms the terms of our engagement.

     Within the scope of Rodman's engagement hereunder, Rodman agrees to (i) analyze the business, operations, finances, and prospects of the Company (ii) advise and assist the management and Board of Directors of the Company in evaluating financing options reasonably available to the Company (a "Financing") which may include (a) a public debt or equity financing (the "Public Offering") or (b) a private debt or equity financing (the "Private Placement"), (iii) take an active interest in the Company and its common stock including facilitating and executing trades in the Company's stock on behalf of Rodman clients on the American Stock Exchange or making a market in the Company's stock on the NASDAQ, as appropriate, (iv) introduce the Company to select institutional investors, and (iv) introduce the Company to qualified financial institutions to provide corporate finance services to the Company, as appropriate. In the event of a Public Offering, Rodman may assist the Company in selecting an underwriter or underwriters to be retained by the Company in order to execute the Public Offering. In the event that the Company pursues a Private Placement, Rodman may assist in choosing an agent to be retained by the Company to execute the Private Placement. Should Rodman act as an underwriter in the Public Offering or as an agent in the Private Placement, the terms and conditions of such arrangement shall be embodied in an additional engagement letter to be signed at a later date.

     In consideration for Rodman's financial advisory services hereunder, the Company will pay Rodman a non-refundable retention fee of $200,000, (the "Financial Advisory Fee") payable in cash, with payment due monthly, in advance, in twelve equal payments. In the event of a


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Maxim Pharmaceuticals, Inc.
September 17, 1997
Page 2

Financing, payment of the Financial Advisory Fee shall be accelerated so that the Company will pay Rodman at the closing of such Financing the difference between $200,000 and the total amount of the Financial Advisory Fee paid to Rodman immediately prior to the closing of such Financing.

     In addition to any fees payable to Rodman hereunder, the Company will reimburse Rodman, upon request made from time to time by Rodman, for all of Rodman's reasonable out-of-pocket expenses incurred in connection with this engagement. Rodman will receive prior approval from the Company for reimbursement of expenses in excess of $25,000.

     The Company will furnish Rodman with such information as Rodman believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Company recognizes and confirms that Rodman
(a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of the Company. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Rodman if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to Rodman.

     The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

     Rodman's engagement hereunder will be for the period of one (1) year from the date the Agreement is executed. The engagement may be terminated by either the Company or Rodman at any time upon written notice to that effect to the other party, it being understood that (i) the provisions relating to the payment of fees and expenses and indemnification will survive any such termination, and (ii) notwithstanding the foregoing, should Rodman terminate the engagement prior to its expiration (a "Rodman Termination"), Rodman agrees to pay to the Company an amount equal to (a) the total amount received by or due to Rodman at the time of the Rodman Termination less (b) the amount equal to the number of months (or part thereof) elapsed since execution of the Agreement times $16,667. In no case shall Rodman, in the event of a Rodman Termination, be required to pay an amount to the Company greater than the aggregate amount received by Rodman under the Financial Advisory Fee.

     This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of law principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other

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Maxim Pharmaceuticals, Inc.
September 17, 1997
Page 3

party. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     This Agreement (including the attached Indemnification Provisions) embodied the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understanding relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Rodman and the Company.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Rodman the enclosed duplicate copy of this Agreement.

                                        Very truly yours,

                                        RODMAN & RENSHAW, INC.


                                        By:   /s/ KARL J. SCHMIDT
                                              -------------------
                                              Karl J. Schmidt
                                              Senior Director


Accepted and Agreed to as of
the date first written above:

MAXIM PHARMACEUTICALS, INC.


By: _______________________________

Title: ______________________________


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                         INDEMNIFICATION PROVISIONS
                         --------------------------


     In accordance with the engagement of Rodman & Renshaw, Inc. ("Rodman") by Maxim Pharmaceuticals, Inc. (the "Company") pursuant to letter agreement dated September 17, 1997 between the Company and Rodman, as it may be amended from time to time (the "Agreement"), the Company hereby agrees as follows:

1. To the extent permitted by law, the Company will indemnify Rodman and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages or liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder, except to the extent that any losses, claims, damages or liabilities (or actions in respect thereof) are found in a final judgment by a court of law to have resulted from Rodman's willful misconduct or gross negligence in performing the services described herein. To the extent permitted by law, Rodman will indemnify the Company and its affiliates, stockholders, directors, officers, employees and controlling persons against all losses, claims, damages or liabilities as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of Rodman's activities hereunder caused by, or resulting from or arising directly and primarily out of Rodman's conduct and, the willful misconduct or gross negligence of Rodman in performing the services described in the Agreement.

2. Promptly after receipt by Rodman of notice of any claim or the commencement of any action or proceeding with respect to which Rodman is entitled to indemnify hereunder, Rodman will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel satisfactory to Rodman which approval shall not be unreasonably withheld, and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Rodman will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Rodman reasonably determines that a conflict of interests exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel will be paid by the Company.

3. The Company agrees to notify Rodman promptly of the assertion against it or any other person of any claim of the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

4. If for any reason the foregoing indemnity is unavailable to Rodman or insufficient to hold Rodman harmless, then the Company shall contribute to the amount paid or payable by Rodman as a result of such losses, claims, damages or liabilities in such proportion as is

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Maxim Pharmaceuticals, Inc.
Indemnification Provisions
September 17, 1997
Page 2

     appropriate to reflect the relative fault of the Company on the one hand and Rodman on the other that resulted in such losses claim, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expense incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Rodman's share of the liability hereunder shall not be in excess of the amount of fees actually received by Rodman under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Rodman).

5. It is understood and agreed that, in connection with Rodman's engagement by the Company, Rodman may also be engaged to act for the Company in one or more additional capacities, and the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under the Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages Rodman to act as a dealer manager in an exchange or tender offer or as an underwriter in connection with issuance of securities by the Company or to furnish an opinion letter, such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed upon, and such separate indemnification and contribution provisions shall supersede the indemnification and contribution provisions hereof with respect to the transaction or transactions contemplated by such further engagement.

6. These Indemnification Provisions shall remain in full force and effect whether or not the Financing contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Agreement or otherwise.

                                   RODMAN & RENSHAW, INC.

                                   By:    /s/ KARL J. SCHMIDT
                                          -------------------
                                          Karl J. Schmidt
                                          Senior Director

MAXIM PHARMACEUTICALS, INC.

By: _________________________

Title: ________________________